Designated Filer:	Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:	InterMune, Inc. (ITMN)

Date of Event Requiring Statement: January 26, 2010

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS LLC By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Managing Director	Dated: January 27, 2010

WARBURG PINCUS PARTNERS, LLC By: Warburg Pincus & Co., its Managing Member By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner	Dated: January 27, 2010

WARBURG PINCUS & CO. By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner	Dated: January 27, 2010

By: /s/ Scott A. Arenare Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*	Dated: January 27, 2010

By: /s/ Scott A. Arenare Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact**	Dated: January 27, 2010

* The Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.

** The Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.